UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(g) of The Securities Exchange Act of 1934

CS DIAGNOSTICS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	20-1290331
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Stresemannallee 4b Neuss, Germany 41460

(Address of principal executive offices)

+49 (0)2131 151 08 71

(Issuer’s telephone number)

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated ﬁler, an accelerated ﬁler, a non-accelerated ﬁler, a smaller reporting company, or an emerging growth company. See the deﬁnitions of “large accelerated ﬁler,” “accelerated ﬁler,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non–Accelerated filer	☐	Small reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated herein by reference.

Item 1. Business.

The information required under this item is contained under the sections of the information statement entitled “Business,” “Risk Factors,” “Security Ownership,” and “Capitalization.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required under this item is contained under the section of the information statement entitled “Risk Factors” and “MD&A.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Security Ownership,” “Description of Capital Stock,” and “Capitalization—Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements referenced therein, of the Information Statement which sections are incorporated herein by reference.

Item 3. Properties.

The information required under this item is contained under the section of the information statement entitled “Business—Leased Offices.” Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” and “Capitalization.” Those sections are incorporated herein by reference.

Item 5. Directors, Executive Officers and Corporate Governance.

The information required under this item is contained under the section of the information statement entitled “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” and “MD&A” Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Directors, Executive Officers, and Corporate Governance—Executive Compensation,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance—Stock and Stock Option Issuances in 2023 and 2024 and Related Party Transactions,” “Description of Capital Stock,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required under this item is contained under the section of the information statement entitled “Risk Factors” and “Legal Proceedings.” Those sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required under this item is contained under the section of the information statement entitled “Business,” “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required under this item is contained under the section of the information statement entitled “Risk Factors,” “Directors, Executive Officers, and Corporate Governance—Related Party Transactions,” “Description of Capital Stock—Recent Issuances of Securities,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required under this item is contained under the section of the information statement entitled “Business—Overview,” “Risk Factors,” “Security Ownership,” “Directors, Executive Officers, and Corporate Governance,” “Description of Capital Stock,” “Capitalization,” and “MD&A.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required under this item is contained under the section of the information statement entitled “Business,” “Risk Factors,” “Directors, Executive Officers, and Corporate Governance—Limitation of Liability and Indemnification,” and “MD&A.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required under this item is contained under the section of the information statement entitled "Index to Financial Statements." This section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements. The information required under this item is contained under the section of the information statement entitled “Index to Financial Statements.” This section is incorporated herein by reference.

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
1.1	Amended Financial period ending March 31, 2025
99.1	Information Statement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8, 2025	CS Diagnostics Corp.

	By:	/s/Mohammad EsSayed
Mohammad EsSayed
Group CFO, VP